Exhibit 99.2

Frost

100 West Houston Street
Post Office Box 1600
San Antonio, Texas 78296
www.frostbank.com

May 30, 2014

Southwest Energy Distributors, Inc.
At the Address on File with Frost

Re: Office Space

Dear Jack:

The purpose of this letter (this “Agreement”) is to set forth the terms and conditions of the consulting arrangement between Southwest Energy Distributors, Inc. (“Southwest”) and Frost Bank (“Frost”). This Agreement will be effective from and after the date set forth above (the “Effective Date”).

1. Performance of Services; Term

Upon the terms and subject to the conditions of this Agreement, during the Term, Southwest agrees to perform consulting services as reasonably requested by Frost (the “Services”) and to make you, Donald Wood and Clay Wood reasonably available to provide such Services. The term of this consulting arrangement is from the date following the Effective Date until the first anniversary thereof (the “Term”). The Term will automatically renew for one year on each subsequent anniversary date, unless the arrangement is sooner terminated as provided herein.

2. Consideration

As consideration for providing the Services, during the Term, Southwest will receive the use of office space at the Frost Bank Faudree Road location in Odessa, Texas and other incidental services provided by Frost, such as, telephone services through Frost’s telephone system (the “Consideration”). Notwithstanding anything herein to the contrary, Southwest and Frost agree that, during the Term, Frost shall have the right to access and make changes (through construction or otherwise) to the space as determined by Frost in its sole discretion, in order to separate and secure the office space being provided to Southwest from the office space being used by Frost at the Frost Bank Faudree Road location.

3. Termination

Either Southwest or Frost may terminate the Term for any reason before its scheduled expiration by providing not less than thirty (30) days’ prior written notice to the other party. Southwest acknowledges that it shall have no right to receive the Consideration for any period following the date of termination of the Term.

4. Tax Reporting

Southwest acknowledges that Frost will report the reasonable value of the Consideration to the Internal Revenue Service on Form 1099-MISC on an annual basis and that Southwest is responsible for the payment of all applicable taxes and other governmental charges that may be levied on the Consideration and for all non-reimbursable expenses attributable to the rendering of the Services.

5. Miscellaneous

During the Term, neither Southwest nor Frost will be or become liable to or bound by any representation, act or omission whatsoever of the other.

Except to the extent subject to federal law, this letter shall be deemed to be made under, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Texas applicable to agreements made and to be performed entirely within Texas.

This letter constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous representations, proposals, discussions, and communications, whether oral or in writing with respect to the subject matter hereof. This letter may be modified only in a writing signed by Southwest and Frost, Southwest agrees that it is not entitled to assign, transfer or subcontract this letter or any of its rights or obligations hereunder without Frost’s express, prior written consent, in its sole discretion. Frost’s rights and obligations under this letter inure to the benefit of Frost and its successors and assigns.

To confirm the foregoing terms are acceptable, please execute and return the copy of this letter, which is enclosed for your convenience.

Very truly yours,

Frost Bank

By:      /s/ Phillip D. Green
Name: Phillip D. Green
Title:     Group Executive Vice President & CFO

Accepted and Agreed:

Southwest Energy Distributors, Inc.

By:      /s/ Jack Wood
Name: Jack Wood
Title:    Vice President